UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

United PanAm Financial Corp.
(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

18191 Von Karman Avenue, Suite 300
Irvine, CA 92612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

On May 5, 2008, United PanAm Financial Corp. (the “Company”) entered into an Amendment to Executive Employment Agreement with Stacy M. Friederichsen (the “Amendment”), pursuant to which Ms. Friederichsen will serve as Chief Operating Officer and Executive Vice President of the Company and the Company’s automobile finance subsidiary, United Auto Credit Corporation. In addition, pursuant to the Amendment, Ms. Friederichsen will (i) receive a base salary at the rate of $335,000 per annum for the remainder of 2008 and $351,750 per annum from January 1, 2009 to December 31, 2009, and (ii) be eligible to receive an annual bonus of 10% of her base salary for fiscal 2008 and fiscal 2009, or such greater amount as may be approved by the Board of Directors, which annual bonus will be based upon the satisfaction of performance goals approved annually by the Board of Directors.

The foregoing description of the Amendment is qualified in its entirety by reference thereto, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Amendment to Executive Employment Agreement dated May 5, 2008, by and between United PanAm Financial Corp. and Stacy M. Friederichsen

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Dated: May 7, 2008	By:	/s/ Arash A. Khazei
	Name:	Arash A. Khazei
	Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Amendment to Executive Employment Agreement dated May 5, 2008, by and between United PanAm Financial Corp. and Stacy M. Friederichsen